Exhibit 28(j)(iii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of FundVantage Trust, and to the use of our report dated June 24, 2016 on the financial statements and financial highlights of Bradesco Latin American Equity Fund and Bradesco Latin American Hard Currency Bond Fund, each a series of  FundVantage Trust.  Such financial statements and financial highlights appear in the 2016 Annual Report to Shareholders, which is incorporated by reference on Form N-1A.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 29, 2016